Exhibit 8.1

Xinyuan Real Estate Co., Ltd.

List of Subsidiaries as of April 20, 2015

Company Name	Jurisdiction of Incorporation

Xinyuan Real Estate, Ltd.	Cayman Islands
Xinyuan International Property Investment Co., Ltd.	Cayman Islands
Xinyuan International (HK) Property Investment Co., Limited	Hong Kong
XIN Development Group International Inc.	United States
South Glory International Ltd.	Hong Kong
Victory Good Development Ltd.	Hong Kong
Elite Quest Holdings Ltd.	Hong Kong
XIN Irvine, LLC	United States
Vista Sierra, LLC	United States
XIN Development Management East, LLC	United States
XIN NY Holding, LLC	United States
XIN Eco Marine Group Properties Sdn Bhd	Malaysia
421 Kent Development, LLC	United States
Xinyuan Sailing Co., Ltd.	Hong Kong
Awan Plasma Sdn. Bhd.	Malaysia
Zhengzhou Yasheng Construction Material Co., Ltd.	China
Zhengzhou Jiasheng Real Estate Co., Ltd	China
Zhengzhou Yusheng Landscape Design Co., Ltd.	China
Xinyuan (China) Real Estate, Ltd.	China
Beijing Yue- Mart Commerce and Trade Co., Ltd.	China
Kunming Huaxia Xinyuan Real Estate Co., Ltd.	China
Henan Xinyuan Real Estate Co., Ltd.	China
Xi'an Xinyuan Metropolitan Commercial Management Co, Ltd.	China
Tianjin Xinyuan Real Estate Co., Ltd.	China
Anhui Xinyuan Real Estate Co., Ltd.	China
Changsha Xinyuan Wanzhuo Real Estate Co., Ltd.	China
Beijing Xinleju Technology Development Co., Ltd.	China
Henan Yue- Mart Commerce and Trade Co., Ltd.	China
Qingdao Xinyuan Xiangrui Real Estate Co., Ltd.	China
Shandong Xinyuan Real Estate Co., Ltd.	China
Xinyuan Property Service Co., Ltd.	China
Zhengzhou Hengshen Real Estate Co., Ltd.	China
Zhengzhou Mingyuan Landscape Engineering Co., Ltd.	China

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Zhengzhou Xinyuan Computer Network Engineering Co., Ltd.	China
Henan Xinyuan Wanzhuo Real Estate Co., Ltd.	China
Suzhou Xinyuan Real Estate Development Co., Ltd.	China
Anhui Xinyuan Real Estate Co., Ltd.	China
Kunshan Xinyuan Real Estate Co., Ltd.	China
Xinyuan Real Estate (Chengdu) Co., Ltd.	China
Xuzhou Xinyuan Real Estate Co., Ltd.	China
Henan Jiye Real Estate Co., Ltd.	China
Beijing Xinyuan Wanzhong Real Estate Co., Ltd.	China
Beijing Heju Construction Material Co., Ltd.	China
Xinyuan Renju (Beijing) Asset Management Co., Ltd.	China
Zhengzhou Jiantou Xinyuan Real Estate Co., Ltd.	China
Beijing Xinyuan Priority Real Estate Consulting Co., Ltd.	China
Henan Xinyuan Quansheng Real Estate Co., Ltd.	China
Suzhou Xinyuan Wanzhuo Real Estate Co., Ltd.	China
Jiangsu Jiajing Real Estate Co., Ltd.	China
Beijing Xinyuan Jiye Real Estate Co., Ltd.	China
Beijing Xinyuan Wanzhong Real Estate Co., Ltd. Daxing Branch	China
Beijing Economy Cooperation Ruifeng Investment Co., Ltd.	China
Henan Xinyuan Priority Commercial Management Co., Ltd.	China
Beijing XIN Media Co., Ltd.	China
Beijing Xinyuan Xindo Park E-Commerce Co., Ltd.	China
Xingyang Xinyuan Real Estate Co., Ltd.	China
APEC Construction Investment (Beijing) Co., Ltd.	China
Zhengzhou Shengdao Real Estate Co., Ltd.	China
Beijing Xinxiang Huicheng Decoration Co., Ltd.	China
Jinan Xinyuan Wanzhuo Real Estate Co., Ltd.	China
Shandong Xinyuan Renju Real Estate Co., Ltd.	China
Xinrongji (Beijing) Investment Co., Ltd.	China
Sanya Beida Science and Technology Park Industrial Development Co., Ltd.	China
Chengdu Xinyuan Wanzhuo Real Estate Co., Ltd.	China
Shanghai Junxin Real Estate Co., Ltd.	China

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